UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2014

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the board of directors of State Bank Financial Corporation (the “Company”) approved the appointment of J. Daniel Speight, Jr. as General Counsel, to be effective January 1, 2015. Mr. Speight currently serves as Vice Chairman and Chief Operating Officer of the Company and its subsidiary bank, State Bank and Trust Company (the “Bank”). Upon Mr. Speight’s appointment as General Counsel, he will continue to serve as Vice Chairman. Mr. Speight will cease to serve as Chief Operating Officer of the Company and the Bank, with J. Thomas Wiley, Jr., age 61, currently the President and Vice Chairman of the Company and the Bank, taking over the functions of the Company’s principal operating officer, although he will not officially assume the title of Chief Operating Officer. Mr. Wiley was also recently appointed to serve as Chief Executive Officer of the Bank, to be effective January 1, 2015. Mr. Wiley’s biographical information is included in the section entitled “Biographical Information for Each Nominee for Director” of our definitive proxy statement filed with the SEC on April 11, 2014, which information is incorporated herein by reference.

Also on December 15, 2014, Stephen W. Doughty, age 63, Vice Chairman of the Bank and Corporate Development Officer of the Company and the Bank, notified the Company’s board of directors of his intention to resign from his positions with the Company and the Bank effective January 1, 2015. Mr. Doughty will remain employed by the Bank as a Senior Advisor and will also remain a director of the Bank following his resignation.

Item 8.01 Other Events.

At a special meeting held on December 4, 2014, the shareholders of Georgia-Carolina Bancshares, Inc. approved the Agreement and Plan of Merger dated June 23, 2014 by and between Georgia-Carolina Bancshares, Inc. and the Company, pursuant to which Georgia-Carolina Bancshares, Inc. will merge with the Company.

All bank regulatory approvals required for the merger have been obtained. The Georgia Department of Banking and Finance granted approval for the Company to acquire First Bank of Georgia, the wholly-owned subsidiary bank of Georgia-Carolina Bancshares, Inc., via the merger of Georgia-Carolina Bancshares, Inc. with and into the Company, and the Federal Reserve Bank of Atlanta, acting pursuant to delegated authority of the Board of Governors of the Federal Reserve System, approved the merger of Georgia-Carolina Bancshares, Inc. into the Company and the Company’s acquisition of First Bank of Georgia.

The Company and Georgia-Carolina Bancshares, Inc. intend to complete the merger effective as of January 1, 2015, subject to the satisfaction of other customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to future expectations, including expectations of the Company relating to the expected timing of the completion of the merger with Georgia-Carolina Bancshares, Inc. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to meet certain closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: December 15, 2014	By:	/s/ Thomas L. Callicutt, Jr,
Thomas L. Callicutt, Jr.
Chief Financial Officer